Exhibit (c)(6)

PRIVILEGED & CONFIDENTIAL
PRELIMINARY DRAFT
SUBJECT TO DUE DILIGENCE
& SUBSTANTIAL REVISION

Project Glass

MOELIS & COMPANY

Discussion Materials for the Board of Directors

April 7, 2021

Table of Contents

MOELIS & COMPANY

Disclaimer

This presentation has been prepared by Moelis & Company LLC ("Moelis") for exclusive use of the Board of Directors of Galileo (the "Company" or "Galileo") in considering the transaction described herein based on information provided by the Company and upon information from third party sources. Moelis has not assumed any responsibility for independently verifying the accuracy of such information, and disclaims any liability with respect to the information herein. In this presentation, Moelis, at the Company's direction, has used certain projections, forecasts or other forward-looking statements with respect to the Company and/or other parties involved in the transaction which were provided to Moelis by the Company and/or such other parties and which Moelis has assumed, at the Company's direction, were prepared based on the best available estimates and judgments of the management of the Company and/or such other parties as to the future performance of the Company and/or such other parties. This presentation is provided as of the date hereof and Moelis assumes no obligation to update it or correct any information herein.

This presentation is solely for informational purposes. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent business decision based on all other information, advice and the recipient's own judgment. This presentation is not an offer to sell or a solicitation of an offer to buy any business, security, option, commodity, future, loan or currency. It is not a commitment to underwrite any security, to loan any funds or to make any investment. Moelis does not offer tax, accounting, actuarial or legal advice. Absent Moelis' prior written consent, this material, whether in whole or in part, may not be copied, photocopied, or duplicated in any form by any means, or redistributed.

Moelis and its related investment banking entities provide mergers and acquisitions, recapitalization, restructuring, corporate finance and other financial advisory services to clients and affiliates of Moelis provide investment management services to clients. Personnel of Moelis or such affiliates may make statements or provide advice that is contrary to information included in this material. The proprietary interests of Moelis or its affiliates may conflict with your interests. In addition, Moelis and its affiliates and their personnel may from time to time have positions in or effect transactions in securities referred to in this material (or derivatives of such securities), or serve as a director of companies referred to in this presentation. Moelis and its affiliates may have advised, may seek to advise and may in the future advise or invest in companies referred to in this presentation.

I. Situation Overview

Situation Overview

Following key shareholder requests amid the recent market dislocation and certain operating segment challenges, Galileo initiated a strategic review of the Company

- Galileo is a specialty chemical company with high margins, performance-driven solutions, and attractive long-term growth opportunities
- Despite COVID-19, many high value-added specialty chemical companies serving more diversified customers have performed well and are trading at attractive valuations
- Galileo has been adversely affected by the macro environment, including COVID-19 and volatility in the oil & gas and refining industries
- Correspondingly, Galileo no longer trades in line with such high value-added specialty chemical companies
  - Galileo's share price has declined nearly 5% since COVID-19 and its NTM EBITDA trading multiple has contracted from an average of approximately 11.4x since its spin-off (February 4, 2016) to approximately 10.9x today
  - Comparatively, such high value-added specialty chemical company [1] share prices have increased 30% since COVID-19 and their NTM EBITDA trading multiples have increased from an average of approximately 11.8x during the period from Galileo's spin to COVID-19 to approximately 17.4x today
- On August 21, 2020, the Company received a private letter from Soroban (fourth largest shareholder at ~4%) requesting a review of strategic alternatives by an independent investment bank, which led to Galileo engaging Moelis
- On October 9, 2020, Moelis presented to Galileo's Board of Directors a review of potential strategic alternatives for the Company, including:
  - Execute current business plan, including standalone valuation of Galileo
    - Galileo Management prepared two five-year financial projections, a Base Case and a Sensitivity Case, for purposes of the standalone valuation analysis
  - Pursue potential acquisitions to accelerate strategic growth
  - Consider a transformational transaction with a strategic counterparty
  - Consider divesting selected assets
  - Evaluate returning capital to shareholders via share buybacks and/or dividends
  - Pursue full company sale transaction to strategic buyer or financial sponsor
- Shortly thereafter and following further discussion with Galileo's Board of Directors, Galileo elected to continue focusing on executing its business plan and pursue bolt-on M&A opportunities while exploring potential transformational merger or sale opportunities in parallel
- On October 13, 2020, Kathy Reiland, a representative of 40 North Management ("40 North") (largest shareholder at 14.9%) on the Galileo Board, resigned from Galileo's Board, citing a disagreement about the Company's strategic direction

Source: Capital IQ as of 04/01/21
1. High value-added specialty chemical company includes ALB, APD, ASH, DD, ECL, ESI; current multiple excludes ALB given recent performance and outlier metric

Situation Overview (Cont'd)

- In Mid-October through early December 2020, on behalf of Galileo's Board of Directors, Moelis / GS approached 5 potential strategic buyers to discuss a potential combination
  - Ashland, Clariant, Evonik, and Honeywell indicated limited interest and discussions did not meaningfully materialize
  - Newton, a portfolio company of Carlyle, executed an NDA and initiated discussions regarding a potential transaction
  - A formal outreach to financial sponsors was not conducted as part of this process, but several financial sponsors had discussions with Moelis and GS, with limited interest or an ability to get to an attractive valuation
- In parallel, Galileo re-engaged with Albemarle Corporation to acquire its Fine Chemistry Services business (sale process was put on hold with the onset of COVID-19) and Chemtrade to acquire its Pharmaceutical business
- On November 9, 2020, 40 North submitted an unsolicited public proposal to acquire the Company for $60 per share in cash
  - Galileo's Board unanimously agreed the proposal significantly undervalued the Company and was not a basis for further discussion
- On January 11, 2021, 40 North submitted a revised public proposal to acquire the Company for $65 per share in cash
  - On January 15, 2021, Galileo's Board agreed to consider the proposal in the context of the Company's ongoing review of potential strategic alternatives
- On January 12, 2021, Newton shared its financial projections with Galileo
- On January 14 and 15, 2021, Galileo and Newton hosted joint management presentations and initiated discussions regarding a potential combination
- On January 22, 2021, Galileo and Newton hosted a joint synergy workshop to quantify and validate potential synergies
- On January 27, 2021, Galileo provided revised 5-year projections (which was in-between the Base Case and Sensitivity case previously shared with Moelis) to Newton and 40 North
- On February 8, 2021 40 North was provided access to Galileo virtual data room
- On February 11, 2021, Apollo Global Management ("Apollo") entered the process with Galileo's permission as a potential equity partner for 40 North
- Throughout the month of February, Galileo continued conducting due diligence and negotiating transaction documents for the acquisitions of Albemarle Corporation's Fine Chemistry Services business and Chemtrade's Pharmaceutical business
- On February 15, 2021, Galileo hosted a management presentation for 40 North in connection with its ongoing review of the business and began responding to 40 North's due diligence requests
- On February 17, 2021, Galileo and Newton hosted a follow-up joint synergy workshop to further refine the synergy analysis
- On February 22, 2021, Newton submitted a proposal to merge with Galileo that would result in Galileo shareholders owning approximately 36% - 37% of the combined company
- On February 22, 2021, Brookfield Asset Management ("Brookfield") entered the process with Galileo's permission as a potential equity partner for 40 North

Situation Overview (Cont'd)

- On February 24, 2021, Galileo responded to Newton requesting additional information in order to properly evaluate the proposal
- On February 25, 2021, Galileo announced its acquisition of Albemarle Corporation's Fine Chemistry Services business
  - Purchase price of approximately $570 million (9.5x EBITDA), funded through $300 million paid in cash at closing and $270 million funded through the issuance to Albemarle of non-participating preferred equity
  - Acquisition is projected by Galileo's management to add approximately $60 million of full-year run-rate EBITDA in 2021 with EBITDA margins of over 35%
  - Transaction is expected to close in the second quarter of 2021
- From February through Mid-March, 2021, Galileo continued to facilitate business due diligence and hosted functional area expert calls with both Newton and 40 North (including Apollo and Brookfield)
- On March 5, 2021, Galileo provided additional information to 40 North (including Apollo and Brookfield) and Newton on Albemarle Corporation's Fine Chemistry Services business, including updated financial projections for Galileo pro forma for the acquisition
  - On March 9 and 10, 2021, Galileo also held management discussions with both 40 North (including Apollo and Brookfield) and Newton to discuss Albemarle Corporation's Fine Chemistry Services' financial forecast, the strategic business fit with Galileo, and transaction structure
- On March 8, 2021, Galileo provided a verbal counterproposal to Newton that would result in Galileo shareholders owning approximately 45% of the combined company
- On March 12, 2021, Newton provided a verbal counterproposal to Galileo that would result in Galileo shareholders owning approximately 39% of the combined company
- On March 17, 2021, Galileo provided a verbal counterproposal to Newton that would result in Galileo shareholders owning approximately 41% - 42% of the combined company
- As of March 19, 2021, Newton provided a written counterproposal to Galileo that would result in Galileo shareholders owning approximately 39% - 40% of the combined company
- On March 25, 2021, Galileo provided a written notice to Newton that unless they could advance diligence expeditiously in an effort to increase their proposal, they would have to turn their attention to other strategic alternatives
- On March 25, 2021, Galileo provided a bid instruction letter to 40 North detailing instructions to submit a final bid by April 5, 2021
- On March 30, 2021, Galileo provided a draft merger agreement to 40 North
  - Galileo subsequently provided 40 North with the accompanying Company draft disclosure schedules on March 31, 2021
- On April 1, 2021, 40 North submitted their "best and final" revised public cash offer at $70 per share
  - On April 1, 2021, Galileo's Board asked in order to complete its review that 40 North provide additional customary information requested in the bid instruction letter, including debt and equity financing commitments and comments on the transaction documents
- On April 2, 2021, Soroban sent a private letter to Galileo's Board expressing strong support for the revised $70 per share offer from 40 North
- On April 5, 2021, 40 North provided comments on the transaction documents and provided debt and equity financing commitments for the total consideration amount of their "best and final" revised public cash offer at $70 per share

Situation Overview (Cont'd)

Summary of engagement by counterparty in connection to Galileo's strategic alternative review process

40 North Management	▪ On May 7, 2018, 40 North disclosed ~10% stake in Galileo – 40 North subsequently increased its stake to 14.9% ▪ On February 20, 2019, Galileo announced plans to add two directors, Henry Slack and Kathy Reiland, in collaboration with 40 North. Kathy Reiland is a representative of 40 North ▪ On October 13, 2020, Kathy Reiland resigned from Galileo's Board, citing a disagreement about the Company's strategic direction ▪ On November 9, 2020, 40 North submitted an unsolicited public proposal to acquire the Company for $60 per share in cash, which was unanimously rejected by Galileo's Board of Directors ▪ On January 11, 2021, 40 North submitted a revised public proposal to acquire the Company for $65 per share in cash, which is being considered by Galileo's Board of Directors in the context of the Company's ongoing review of potential strategic alternatives ▪ On February 11 and 22, 2021, Apollo and Brookfield, respectively, entered the process as potential equity partners for 40 North with Galileo's permission ▪ 40 North (along with Apollo and Brookfield) continue to conduct due diligence as they evaluate and consider a potential revised proposal ▪ On March 25, 2021, Galileo provided a bid instruction letter to 40 North detailing instructions to submit a final bid by April 5, 2021 ▪ On March 30, 2021, Galileo provided a draft merger agreement to 40 North – Galileo subsequently provided 40 North with the accompanying Company draft disclosure schedules on March 31, 2021 ▪ On April 1, 2021, 40 North submitted their "best and final" revised public cash offer at $70 per share – On April 1, 2021, Galileo's Board asked in order to complete its review that 40 North provide additional customary information requested in the bid instruction letter, including debt and equity financing commitments and comments on the transaction documents ▪ On April 5, 2021, 40 North provided comments on the transaction documents and provided debt and equity financing commitments for the total consideration amount of their "best and final" revised public cash offer at $70 per share
Soroban	▪ On August 21, 2020, the Company received a private letter from Soroban (fourth largest shareholder at ~4%) requesting a review of strategic alternatives by an independent investment bank, which led to Galileo engaging Moelis ▪ On November 9, 2020, Soroban sent a private letter to Galileo's Board expressing disappointment in the Board's decision to not engage with 40 North regarding their proposal to acquire the Company for $60 per share in cash ▪ On January 13, 2021, Soroban sent a private letter to Galileo's Board expressing disappointment in the Company's strategic review process and voiced support for 40 North's revised proposal of $65 per share in cash ▪ On January 29, 2021, Soroban sent a private letter to Galileo's Board expressing continued disappointment in the Company's strategic review process and voiced support for 40 North's revised proposal of $65 per share in cash ▪ On April 2, 2021, Soroban sent a private letter to Galileo's Board expressing strong support for the revised $70 per share offer from 40 North

Situation Overview (Cont'd)

MOELIS & COMPANY

Summary of engagement by counterparty in connection to Galileo's strategic alternative review process

Newton	▪ On February 22, 2021, Newton submitted a proposal to merge with Galileo that would result in Galileo shareholders owning approximately 36% - 37% of the combined company ▪ On March 8, 2021, Galileo provided a verbal counterproposal to Newton that would result in Galileo shareholders owning approximately 45% of the combined company ▪ On March 12, 2021, Newton provided a verbal counterproposal to Galileo that would result in Galileo shareholders owning approximately 39% of the combined company ▪ On March 17, 2021, Galileo provided a verbal counterproposal to Newton that would result in Galileo shareholders owning approximately 41% - 42% of the combined company ▪ As of March 19, 2021, Newton provided a written counterproposal to Galileo that would result in Galileo shareholders owning approximately 39% - 40% of the combined company ▪ On March 25, 2021, Galileo provided a written notice to Newton that unless they could advance diligence expeditiously in an effort to increase their proposal, they would have to turn their attention to other strategic alternatives
Clariant	▪ The parties had detailed discussions regarding a combination during 2019 ▪ Limited engagement with SABIC since end of 3Q2020 ▪ More recent dialogue between Galileo and Clariant's CEO did not materialize into advanced discussions
Honeywell	▪ CEO-to-CEO discussion regarding a potential sale or merger; dialogue did not materialize into advanced discussions
PQ Corporation	▪ CCMP, a key stakeholder of PQ Corporation, reached out to the Galileo advisors to discuss potential strategic alternatives between Galileo and PQ Corporation ▪ Dialogue did not materialize into advanced discussions ▪ On March 1, 2021, PQ announced the sale of its performance chemicals business to a partnership formed by Cerberus Capital Management, L.P. and Koch Minerals & Trading LLC for $1.1 billion
Ashland	▪ CEO-to-CEO discussion regarding a potential sale or merger; dialogue did not materialize into advanced discussions
Evonik	▪ Advisor-to-CEO discussion regarding a potential sale or merger; dialogue did not materialize into advanced discussions

II. Preliminary Public Market Perspectives

Preliminary Public Market Perspectives

Galileo Has Underperformed Specialty Chemical Peers

MOELIS & COMPANY

With recent significant volatility in the oil & gas and refining industries, Galileo has been trading more in line with oil & gas and refining companies

RELATIVE DIVIDEND-ADJUSTED SHARE PRICE PERFORMANCE SINCE GALILEO SPIN [1] (02/04/16)


150%
100%
50%
-
(50%)
(100%)
02/16
02/17
02/18
03/19
03/20
04/21
Since Spin
116%
75%
46%
(3%)
Since COVID-19 Market Dislocation
46%
30%
3%
(5%)
02/20
09/20
04/21
GALILEO
High Value Specialty 2
Petrochemicals 3
Oil & Gas / Refiners 4

	Pre-COVID Share Price Returns				Share Price Returns						
	Spin to COVID	3 Year	2 Year	1 Year	Since Spin[1]	3 Year	2 Year	1 Year	6 Month	3 Month	Since COVID
GALILEO	3%	(3%)	(5%)	(7%)	(3%)	6%	(19%)	86%	56%	12%	(5%)
High Value Specialty	69%	35%	14%	17%	116%	53%	36%	82%	20%	6%	30%
Petrochemicals	20%	(8%)	(30%)	(13%)	75%	5%	28%	153%	49%	15%	46%
O&G / Refiners	43%	28%	(8%)	(8%)	46%	(9%)	(5%)	109%	91%	32%	3%

Source: Capital IQ as of 04/01/21
Note: Return metrics reflect dividend adjusted share prices; 02/03/20 is the assumed last trading day before the equity market dislocation due to COVID-19
1. Represents date of Galileo's completed spin on 02/04/16
2. High Value Specialty includes ALB, APD, ASH, DD, ECL, ESI
3. Petrochemicals includes DOW, LYB, TSX:MX, WLK
4. Oil & Gas / Refiners includes DK, HFC, MPC, PBF, PSX, VLO

Preliminary Public Market Perspectives

Galileo's Share Price Has Recently Rebounded

MOELIS & COMPANY

While Galileo's share price has recently rebounded, it has not recovered to its pre-COVID share price or trading multiple

GALILEO DIVIDEND-ADJUSTED SHARE PRICE PERFORMANCE SINCE SPIN [1] (02/04/16)

	Spin to COVID	Since Spin	3 Year	2 Year	1 Year	6 Month	3 Month	1 Month
High	$76.75	$76.75	$76.75	$76.75	$62.90	$62.90	$62.90	$61.19
Low	$57.05	$27.34	$27.34	$27.34	$32.98	$39.12	$53.91	$58.11
Average	$67.08	$63.22	$60.69	$57.63	$50.12	$54.51	$59.40	$59.92


$95.00
$85.00
$75.00
$65.00
$55.00
$45.00
$35.00
$25.00
5,000
4,000
3,000
2,000
1,000
-
$61.19
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
Sep-18
Mar-19
Sep-19
Mar-20
Sep-20
Apr-21

1	02/04/16	Completed the separation of Galileo into two independent companies: Galileo and GCP Applied Technologies Inc.(NYSE:GCP)
2	04/22/16	Agreed to acquire the assets of BASF's Polyolefin Catalysts business for $250mm at a trailing 12.8x multiple (run-rate synergy adj. 8.8x multiple)
3	11/03/17	Announced that CEO Fred Festa intends to retire at the end of Q4 2018; Hudson La Force (President and COO) named as director as part of its succession plan
4	12/14/17	Agreed to acquire the Polyolefin Catalysts Business of Albemarle Corporation for $416mm at a trailing 12.8x multiple (run-rate synergy adj. 9.6x multiple)
5	02/14/18	Downgraded to 'BB' from 'BB+' due to weakened credit metrics from the issue of new debt ($900mm Term Loans) to finance Albemarle acquisition
6	04/10/18	Takeover rumors surfaced about a potential acquisition of Galileo by Honeywell, driving heavy trading volume and a ~7% improvement in GRA shares
7	05/07/18	40 North Management discloses ~10% stake in Galileo
8	11/08/18	Announced that Hudson La Force has become President and CEO, effective immediately - Fred Festa has become non-executive Chairman
9	02/21/19	Announced plans to nominate two additional directors to the Board in collaboration with 40 North Management
10	06/17/19	Acquired the business of Rive Technology, including its Molecular Highway™ zeolite technology
11	02/03/20	Equity markets react to increasing COVID-19 case counts, triggering an extended sell-off in Galileo's shares and driving down share price
12	11/09/20	Galileo's Board unanimously responds to 40 North's $60 per share unsolicited public proposal that it significantly undervalues the Company
13	01/15/21	After having received revised $65 per share public proposal, Galileo's Board agrees to discuss sale to 40 North in the context of its ongoing review of strategic alternatives
14	02/25/21	Announced acquisition of Albemarle Corporation's (NYSE: ALB) Fine Chemistry Services business ("FCS") for $570mm (9.5x 2021E run-rate EBITDA multiple)
15	04/01/21	40 North extends "best and final" revised public cash offer at $70 per share, and Galileo's Board asks 40 North to provide additional customary information

Source: Capital IQ as of 04/01/21
Note: Return metrics reflect dividend adjusted share prices; 02/03/20 is the assumed last trading day before the equity market dislocation due to COVID-19
1. Represents date of Galileo's completed spin on 02/04/16

Preliminary Public Market Perspectives

Galileo's Trading Multiple Has Declined Over the Past Several Years

In general, the trading multiples for high value specialty chemical companies have expanded relative to their long-term averages while the trading multiple for Galileo has contracted

EV / NTM EBITDA MULTIPLES SINCE GALILEO SPIN [1] (02/04/16)


20.0x
15.0x
10.0x
5.0x
-
Peak Multiple: 14.7x
Average Pre-COVID Multiple: 11.4x
Trough Multiple: 5.9x
17.4x
11.8x
10.9x
6.2x
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
Sep-18
Mar-19
Sep-19
Mar-20
Sep-20
Apr-21
GALILEO
High Value Specialty 2
Petrochemicals 3
Oil & Gas / Refiners 4

	Pre-COVID Average Trading Multiples				Average Trading Multiples						
	Spin to COVID	3 Year	2 Year	1 Year	Since Spin [1]	3 Year	2 Year	1 Year	6 Month	3 Month	Current
GALILEO	11.4x	11.0x	10.7x	10.8x	11.0x	10.4x	10.2x	10.1x	10.5x	10.9x	10.9x
High Value Specialty	11.8x	11.7x	11.4x	11.9x	12.5x	12.8x	13.7x	15.5x	16.7x	17.4x	17.4x
Petrochemicals	5.5x	5.3x	5.2x	5.4x	5.9x	6.0x	6.5x	7.6x	7.1x	6.6x	6.2x
O&G / Refiners	6.7x	6.7x	6.4x	6.1x	7.8x	8.3x	9.2x	12.5x	12.3x	12.6x	11.8x

Source: Capital IQ as of 04/01/21
Note: 02/03/20 is the assumed last trading day before the equity market dislocation due to COVID-19
1. Represents date of Galileo's completed spin on 02/04/16
2. High Value Specialty includes ALB, APD, ASH, DD, ECL, ESI
3. Petrochemicals includes DOW, LYB, TSX:MX, WLK
4. Oil & Gas / Refiners includes DK, HFC, MPC, PBF, PSX, VLO

Preliminary Public Market Perspectives

Overview of Performance Since Initiation of Strategic Review

MOELIS & COMPANY

Galileo's share price has rebounded since initiation of its strategic review process

RELATIVE DIVIDEND-ADJUSTED SHARE PRICE PERFORMANCE SINCE STRATEGIC REVIEW INITIATION [1] (10/02/20)


100%
75%
50%
25%
-
(25%)
10/20
11/20
12/20
01/21
02/21
04/21
87%
54%
44%
19%
GALILEO
High Value Specialty 2
Petrochemicals 3
Oil & Gas / Refiners 4

	Share Price Returns					
	Since Board Pres. [1]	5 Month	4 Month	3 Month	2 Month	1 Month
GALILEO	54%	42%	10%	12%	105%	2%
High Value Specialty	19%	23%	8%	6%	6%	6%
Petrochemicals	44%	48%	21%	15%	22%	3%
O&G / Refiners	87%	95%	42%	32%	31%	(2%)

Source: Capital IQ as of 04/01/21
Note: Return metrics reflect dividend adjusted share prices
1. 10/02/20 reflects the market data date used for Moelis' strategic review presentation delivered to Galileo's Board of Directors on 10/09/20
2. High Value Specialty includes ALB, APD, ASH, DD, ECL, ESI
3. Petrochemicals includes DOW, LYB, TSX:MX, WLK
4. Oil & Gas / Refiners includes DK, HFC, MPC, PBF, PSX, VLO

Preliminary Public Market Perspectives

Galileo's Share Price Received a Boost from the Strategic Review Process and Stronger Industry Conditions

MOELIS & COMPANY

Following the initial increase in Galileo's share price from 40 North's unsolicited public $60 cash offer, Galileo's share price has remained relatively stable

GALILEO DIVIDEND-ADJUSTED SHARE PRICE PERFORMANCE SINCE STRATEGIC REVIEW INITIATION [1] (10/02/20)


$75.00
$65.00
$55.00
$45.00
$35.00
$25.00
5,000
4,000
3,000
2,000
1,000
-
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Apr-21
$61.19
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15

1	10/12/20	Moelis delivers strategic alternatives presentation to the Galileo Board of Directors
2	10/13/20	Kathy Reiland, 40 North employee and appointed Board member, announces her resignation from the Galileo Board of Directors
3	11/09/20	40 North publicly submits an unsolicited public cash offer of $60 per share; Galileo's Board unanimously rejects the proposal as not a basis for further discussion
4	01/11/21	40 North publicly submits a revised public cash offer to acquire the Company at $65 per share
5	01/13/21	Soroban writes letter to Galileo board regarding their disappointment in the Company's lack of engagement with 40 North
6	01/14/21	Newton delivers 3-hour management presentation to Galileo
7	01/15/21	Galileo's Board agrees to discuss a potential sale with 40 North, following its revised $65 proposal, in the context of its ongoing review of strategic alternatives
8	01/15/21	Galileo delivers 3-hour management presentation to Newton
9	02/22/21	Newton delivers proposal for combination with Galileo; proposal provided for Galileo pro forma ownership of 36% - 37%
10	02/25/21	Galileo announces acquisition of Albemarle Corporation's (NYSE: ALB) Fine Chemistry Services business ("FCS") for $570mm (9.5x 2021E run-rate EBITDA multiple)
11	03/08/21	Galileo delivers counterproposal to Newton; response provided for Galileo pro forma ownership of 45%
12	03/12/21	Newton provides verbal counterproposal to Galileo; provided for Galileo pro forma ownership of 39%
13	03/17/21	Galileo delivers verbal counterproposal to Newton; provided for Galileo pro forma ownership of 41% - 42%
14	03/19/21	Newton provides counterproposal to Galileo; provided for Galileo pro forma ownership of 39% - 40%
15	04/01/21	40 North extends "best and final" revised public cash offer at $70 per share, and Galileo's Board asks 40 North to provide additional customary information

Source: Capital IQ as of 04/01/21
Note: Return metrics reflect dividend adjusted share prices; 02/03/20 is the assumed last trading day before the equity market dislocation due to COVID-19
1. 10/02/20 reflects the market data date used for Moelis' strategic review presentation delivered to Galileo's Board of Directors on 10/09/20

Preliminary Public Market Perspectives

The Majority of Wall Street Analysts Remain Positive on Galileo

Analysts have been encouraged by the recovery to date with share price targets hovering around 40 North's bid proposal of $70.00 per share

SELECTED ANALYST RATING AND SHARE PRICE TARGET UPDATES

Selected Firm [1]	Rating Date	Recommendation	Share Price Target
Wells Fargo Securities	04/01/21	Hold	$65.00
Seaport Global	04/01/21	Buy	$70.00
Vertical Research Partners	04/01/21	Buy	$69.00
UBS	03/19/21	Buy	$71.00
Jefferies	03/19/21	Hold	$65.00
Credit Suisse	02/25/21	Buy	$69.00
BMO	02/25/21	Buy	$71.00
Mean Share Price Target			**$68.57**
Current Share Price (04/01/21)			**$61.19**
Mean Share Price Target vs. Current Price			*+12%*

SELECTED ANALYST COMMENTARY

"While GRA is one of the higher quality chemical companies in the sector, our Equal Weight rating is based on our view that the 40 North offer for GRA shares at $65 will limit upside in the shares near-term, with a recovery in transportation fuels and refinery demand already largely priced in… Steady MSD organic sales growth is not easy to come by in the chemical sector, which could be boosted by acquisitions over time."

Wells Fargo Securities — *April 1, 2021*

"We have had a $70 price target on GRA for roughly the past year, reflecting a view that recovery from pandemic-weakened demand levels will continue through 2022."

Seaport Global — *April 1, 2021*

"Unless another bidder is "waiting in the wings", we judge that it is more likely than not that the board will acquiesce. Given a certain level of acrimony evident in 40 North's communications, the alternative could very well be a proxy contest whereby 40 North would now 'play a stronger hand' at $70 vs. $65 or $60."

Vertical Research Partners — *April 1, 2021*

Source: Wall Street research
1. Excludes Berenberg Capital Markets, C.L. King & Associates, Loop Capital Markets, and Monness Crespi Hardt

III. Review of Galileo Financial Plan

Review of Galileo Financial Plan

Galileo Management's 5-Year Projections for Galileo

- **Galileo's five-year projections were developed by Galileo Management through a combination of its existing bottoms-up budgeting process with segment-level revenue and gross margin based on customer-level volume / pricing and analysis of segment / customer trends**
  - Refining Technologies driven by demand for transportation (e.g., miles driven and jet fuel and low emission / clean fuel regulation)
  - Specialty Catalysts driven by demand for polyolefins primarily across packaging, durable consumer, construction, and automotive industries
  - Materials Technologies driven by demand for coatings, industrial, consumer, and pharmaceutical industries
  - Operating expenses growth in line with volume growth (variable expenses) and inflation (fixed expenses)
  - Capital expenditures include maintenance and EH&S as well as additional growth investments to meet expected future demand
- **As part of the Company's normal annual planning process for the Board, Galileo Management updated its projections for COVID-19 impacts and its current view on market recovery**
  - Current working estimates of COVID-19 recession / recovery assumptions on 2021E - 2025E revenue and gross margin
  - 2020A EBITDA is adjusted by $18.5mm for one-time hurricane support costs
- **Galileo Management has instructed Moelis to use its projections, as of January 27, 2021, for the purposes of the financial analysis**
  - Galileo Management financial projections, provided as of January 27, 2021, generally have standalone revenue and EBITDA between the two cases previously evaluated during the October strategic board presentation
- **Galileo's projections are pro forma for its acquisition of Albemarle's Fine Chemistry Services business ("Eagle") assuming a transaction close date in May 2021**

Source: Galileo Management

Review of Galileo Financial Plan
October 2020 vs. Current Galileo Projections

MOELIS & COMPANY

Galileo Management Financial Projections Comparison

($ in millions)	Current Case (With Eagle) Received: 01/27/21		Current Case (Without Eagle) Received: 01/17/21		October Base Case Received: 09/30/20		October Sensitivity Case Received: 09/30/20	
Revenue								
2021E	$2,039		$1,943		$1,943		$1,943	
2022E	2,288		2,115		2,115		2,115	
2023E	2,405		2,222		2,262		2,198	
2024E	2,525		2,332		2,376		2,282	
2025E	2,648		2,443		2,544		2,366	
Adjusted EBITDA & Margin								
2021E	$576	28.3%	$541	27.8%	$555	28.6%	$555	28.6%
2022E	702	30.7%	641	30.3%	645	30.5%	645	30.5%
2023E	766	31.9%	699	31.4%	721	31.9%	693	31.5%
2024E	823	32.6%	748	32.1%	779	32.8%	738	32.3%
2025E	882	33.3%	800	32.7%	864	34.0%	769	32.5%
Capital Expenditures								
2021E	$173		$162		$168		$168	
2022E	193		180		169		169	
2023E	210		190		181		176	
2024E	210		190		190		183	
2025E	200		190		204		189	
Revenue Growth								
2019A - 2025E	5.2%		3.8%		4.5%		3.2%	
2021E - 2025E	6.8%		5.9%		7.0%		5.0%	
EBITDA Growth								
2019A - 2025E	7.4%		5.7%		7.1%		5.0%	
2021E - 2025E	11.2%		10.3%		11.7%		8.5%	

Source: Galileo Management
Note: Dates represent the date Moelis received the projections

Review of Galileo Financial Plan

Galileo Management's 5-Year Projections for Galileo

Galileo Management approved the following five-year projections pro forma for the acquisition of Albemarle's Fine Chemistry Services business and provided them to Moelis for the purposes of the financial analysis

	Historical Financials					Galileo Management's 5-Year Projections for Galileo					'16A - '19A	'19A - '25E
($ in millions, except per share data)	2016A	2017A	2018A	2019A	2020A	2021E	2022E	2023E	2024E	2025E	CAGR	CAGR
Revenue	$1,599	$1,717	$1,932	$1,958	$1,730	$2,039	$2,288	$2,405	$2,525	$2,648	7.0%	5.2%
% Growth	NA	7.4%	12.6%	1.3%	(11.7%)	17.9%	12.2%	5.1%	5.0%	4.9%		
Gross Margin [1]	$689	$676	$773	$797	$637	$812	$941	$1,004	$1,058	$1,111	5.0%	5.7%
% Growth	NA	(1.8%)	14.3%	3.2%	(20.1%)	27.4%	15.9%	6.7%	5.4%	5.0%		
% Margin	43.1%	39.4%	40.0%	40.7%	36.8%	39.8%	41.1%	41.7%	41.9%	42.0%		
Adj. EBITDA [2]	$501	$526	$558	$574	$439	$576	$702	$766	$823	$882	4.6%	7.4%
% Growth	NA	5.0%	6.1%	2.9%	(23.5%)	31.3%	21.9%	9.1%	7.4%	7.2%		
% Margin	31.3%	30.6%	28.9%	29.3%	25.4%	28.3%	30.7%	31.9%	32.6%	33.3%		
Adj. EBIT	$400	$414	$457	$473	$331	$446	$557	$614	$663	$714	5.7%	7.1%
% Margin	25.0%	24.1%	23.6%	24.2%	19.1%	21.9%	24.3%	25.5%	26.3%	27.0%		
Adj. Net Income [3]	$212	$230	$276	$293	$176	$266	$348	$390	$427	$465	11.5%	8.0%
% Margin	13.2%	13.4%	14.3%	15.0%	10.2%	13.1%	15.2%	16.2%	16.9%	17.6%		
Adj. Earnings per Share	$3.10	$3.40	$4.14	$4.38	$2.64	$4.01	$5.24	$5.88	$6.44	$7.01	12.2%	8.2%
Capex	$117	$125	$216	$213	$156	$173	$193	$210	$210	$200		
% Margin	7.3%	7.3%	11.2%	10.9%	9.0%	8.5%	8.4%	8.7%	8.3%	7.6%		

Galileo has invested significantly in its manufacturing footprint to expand capacity in its facilities and the Company expects to meaningfully realize these benefits by 2022E as key industries recover following COVID-19

Source: 2016A – 2019A per Company filings; Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
1. Gross Margin for historical period adjusted for inventory write-offs and pension costs in cost of goods sold
2. Historical period prior to 2019A per Company filings; 2020A adjusted for one-time hurricane support costs of $18.5mm
3. Calculated based on Adj. Earnings Per Share per Company filings and shares outstanding at period end

Review of Galileo Financial Plan

Galileo Management's 5-Year Projections for Galileo (cont'd)

MOELIS & COMPANY

Refining Technologies grows at ~1%, Specialty Catalysts grows at ~5%, and Materials Technologies grows at ~10%, with consolidated adj. EBITDA margins of ~30%

	Historical Financials					Galileo Management's 5-Year Projections for Galileo					'16A - '19A	'19A - '25E
($ in millions)	2016A	2017A	2018A	2019A	2020A	2021E	2022E	2023E	2024E	2025E	CAGR	CAGR
Refining Technologies												
Revenue	**$725**	**$758**	**$802**	**$791**	**$650**	**$776**	**$819**	**$834**	**$848**	**$862**	**3.0%**	**1.4%**
% Growth	*(5.2%)*	*4.6%*	*5.8%*	*(1.3%)*	*(17.9%)*	*19.3%*	*5.6%*	*1.8%*	*1.7%*	*1.6%*		
Adj. EBITDA [1]	**$276**	**$297**	**$281**	**$282**	**$193**	**$275**	**$305**	**$321**	**$333**	**$348**	**0.7%**	**3.6%**
% Growth	*NA*	*7.6%*	*(5.4%)*	*0.2%*	*(31.6%)*	*42.8%*	*10.9%*	*5.0%*	*3.9%*	*4.3%*		
% Margin	*38.1%*	*39.2%*	*35.0%*	*35.6%*	*29.7%*	*35.5%*	*37.3%*	*38.5%*	*39.3%*	*40.3%*		
Specialty Catalysts												
Revenue	**$439**	**$518**	**$662**	**$705**	**$622**	**$684**	**$777**	**$836**	**$898**	**$966**	**17.1%**	**5.4%**
% Growth	*10.4%*	*18.1%*	*27.6%*	*6.6%*	*(11.9%)*	*10.0%*	*13.7%*	*7.5%*	*7.5%*	*7.5%*		
Adj. EBITDA [1]	**$169**	**$185**	**$242**	**$267**	**$205**	**$237**	**$288**	**$318**	**$347**	**$376**	**16.5%**	**5.9%**
% Growth	*NA*	*9.5%*	*30.8%*	*10.4%*	*(23.1%)*	*15.5%*	*21.3%*	*10.6%*	*9.1%*	*8.4%*		
% Margin	*38.5%*	*35.7%*	*36.6%*	*37.9%*	*33.0%*	*34.7%*	*37.0%*	*38.1%*	*38.7%*	*39.0%*		
Materials Technologies												
Revenue	**$435**	**$440**	**$469**	**$461**	**$458**	**$579**	**$691**	**$735**	**$779**	**$820**	**2.0%**	**10.1%**
% Growth	*(6.7%)*	*1.2%*	*6.5%*	*(1.5%)*	*(0.7%)*	*26.4%*	*19.3%*	*6.4%*	*5.9%*	*5.4%*		
Adj. EBITDA [1]	**$124**	**$120**	**$121**	**$112**	**$100**	**$151**	**$198**	**$218**	**$235**	**$253**	**(3.2%)**	**14.5%**
% Growth	*2.8%*	*(2.7%)*	*0.7%*	*(7.5%)*	*(10.7%)*	*50.8%*	*31.1%*	*10.2%*	*8.0%*	*7.5%*		
% Margin	*28.4%*	*27.3%*	*25.8%*	*24.3%*	*21.8%*	*26.0%*	*28.6%*	*29.6%*	*30.2%*	*30.8%*		
Corporate Adjustments												
Adj. EBITDA [1]	($68)	($77)	($87)	($87)	($78)	($87)	($89)	($91)	($93)	($95)		
Galileo Consolidated												
Revenue	**$1,599**	**$1,717**	**$1,932**	**$1,958**	**$1,730**	**$2,039**	**$2,288**	**$2,405**	**$2,525**	**$2,648**	**7.0%**	**5.2%**
Adj. EBITDA [1]	**$501**	**$526**	**$558**	**$574**	**$439**	**$576**	**$702**	**$766**	**$823**	**$882**	**4.6%**	**7.4%**

Source: 2016A – 2019A per Company filings; 2020E and beyond per Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)

1. Historical period prior to 2019A per Galileo Management; 2020A consolidated EBITDA adjusted for one-time hurricane support costs of $18.5mm

Review of Galileo Financial Plan

Comparison of Galileo Management Projections to Equity Research

MOELIS & COMPANY

Galileo Management projections are consistent with equity research estimates in the near-term, but the projections diverge in later years with more limited data

REVENUE ($ in MM)


Galileo Management projections assume recent new capacity additions highly utilized in 2022E
'19A – '25E CAGR
5.2%
3.8%
$1,730
$1,728
$2,039
$1,943
$1,911
$2,288
$2,115
$2,030
$2,405
$2,222
$2,157
$2,525
$2,332
$2,024
$2,648
$2,443
$2,255
2020E
2021E
2022E
2023E
2024E
2025E

Number of Analyst Estimates	2020E	2021E	2022E	2023E	2024E	2025E
Revenue	12	10	9	5	1	1

ADJ. EBITDA ($ in MM)


'19A – '25E CAGR
7.4%
5.7%
$439
$419
$576
$541
$531
$702
$641
$587
$766
$699
$653
$823
$748
$882
$800
2020E
2021E
2022E
2023E
2024E
2025E

Number of Analyst Estimates	2020E	2021E	2022E	2023E	2024E	2025E
Adj. EBITDA	11	10	9	4	-	-

ADJ. NET INCOME ($ in MM)


'19A – '25E CAGR
8.0%
6.6%
$176
$174
$266
$254
$250
$348
$325
$293
$390
$364
$332
$427
$397
$465
$431
2020E
2021E
2022E
2023E
2024E
2025E

Number of Analyst Estimates	2020E	2021E	2022E	2023E	2024E	2025E
Adj. Net Income	11	9	8	4	-	-

CAPITAL EXPENDITURES ($ in MM)


$157
$156
$173
$162
$159
$193
$180
$165
$210
$190
$168
$210
$190
$135
$200
$190
$135
2020E
2021E
2022E
2023E
2024E
2025E

Number of Analyst Estimates	2020E	2021E	2022E	2023E	2024E	2025E
Capital Expenditures	9	7	6	4	1	1

Analyst High/Low Estimate — Analyst Consensus Estimate — Management Case (Excl. Eagle) — Management Case (Incl. Eagle)

Source: Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters, and CapitalIQ as of 04/01/21

Review of Galileo Financial Plan

Galileo's Historical Performance Has Met or Exceeded Consensus Estimates

Galileo Management has a strong track record of achieving quarterly earnings consensus estimates

QUARTERLY EARNINGS VERSUS WALL STREET CONSENSUS ESTIMATES

EPS	In-Line or Exceeded	Missed	% In-Line or Exceeded
3 Years	12	0	100%
1 Year	4	0	100%


$1.50
$1.00
$0.50
–
($0.50)
Q1
Q2
Q3
Q4
2016
2017
2018
2019
2020
In Line or Exceeded
Wall Street Consensus Estimates
Missed

QUARTERLY EBITDA VERSUS WALL STREET CONSENSUS ESTIMATES

EBITDA	In-Line or Exceeded	Missed	% In-Line or Exceeded
3 Years	10	2	83%
1 Year	4	0	100%


$200.00
$150.00
$100.00
$50.00
–
Q1
Q2
Q3
Q4
2016
2017
2018
2019
2020
In Line or Exceeded
Wall Street Consensus Estimates
Missed

Source: Company filings; CapitalIQ

IV. Preliminary Galileo Financial Analysis

MOELIS & COMPANY

Preliminary Galileo Financial Analysis
Comparison to October 2020 Preliminary Financial Analysis

		October 9, 2020 Board Presentation	Current Board Presentation
General	Market Data & Share Price	▪ October 2, 2020 ▪ Share Price: $40.10	▪ April 1, 2021 ▪ Share Price: $61.19
DCF Analysis	Price Per Share Range	▪ Base Case: $77.18 – $95.04 ▪ Sensitivity Case: $67.68 - $83.78	▪ Galileo Management Case: $67.20 – $83.89
	Key Assumptions	▪ 5-year projected period (2021E – 2025E) ▪ Balance Sheet Date: 12/31/20 ▪ Selected Terminal EBITDA Multiple Range: 9.5x – 10.5x ▪ Terminal EBITDA equal to 2025E EBITDA ▪ *WACC Analysis* — WACC Range: 6.75% – 8.50% — Risk-Free Rate: 1.20% — Pre-Tax Cost of Debt: 5.00% — Unlevered Beta Range: 0.800 – 1.050 — Debt / Capitalization: 20% – 40%	▪ 5-year projected period (2021E – 2025E) ▪ Balance Sheet Date: 12/31/20 ▪ Selected Terminal EBITDA Multiple Range: 9.5x – 10.5x ▪ Terminal EBITDA adjusted per Management guidance [1] ▪ *WACC Analysis* — WACC Range: 7.50% – 9.25% — Risk-Free Rate: 2.24% — Pre-Tax Cost of Debt: 4.50% — Unlevered Beta Range: 0.800 – 1.050 — Debt / Capitalization: 15% – 40%
Selected Publicly Traded Companies Analysis	EV / 2021E EBITDA Valuation	▪ $43.59 – $60.24 — 9.0x – 11.0x 2021E Adj. EBITDA of $555mm	▪ $60.82 – $78.64 — 10.5x – 12.5x 2021E Adj. EBITDA of $601mm [2]
	EV / 2022E EBITDA Valuation	▪ $50.87 – $70.13 — 8.5x – 10.5x 2022E Adj. EBITDA of $645mm	▪ $66.23 – $86.93 — 9.5x – 11.5x 2022E Adj. EBITDA of $702mm
Precedent Transactions Analysis	EV / 2019A EBITDA	▪ $63.27 – $80.25 – $89.80 — 11.0x – 13.0x 2019A Adj. EBITDA of $574mm — High end of range inclusive of $50mm incremental EBITDA (total of $624mm) to reflect capital spend	N/A
	EV / 2021E EBITDA	▪ $60.24 – $76.72 – $86.27 — 11.0x – 13.0x 2021E Adj. EBITDA of $555mm — High end of range inclusive of $50mm incremental EBITDA (total of $605mm) to reflect capital spend	▪ $65.31 – $83.05 | $73.46 – $92.61 (dotted range on FF) — 11.0x – 13.0x 2021E Adj. EBITDA of $601mm [2] — Dotted range inclusive of $50mm incremental EBITDA (total of $651mm) to reflect capital spend

1. Additional detail on the adjustment is provided on the DCF Methodology & Assumptions page in Appendix
2. Includes $25mm pro forma adjustment to EBITDA for full year run-rate impact of Eagle acquisition in 2021E

PRIVILEGED & CONFIDENTIAL
PRELIMINARY DRAFT
SUBJECT TO DUE DILIGENCE
& SUBSTANTIAL REVISION

Preliminary Galileo Financial Analysis
Comparison to October 2020 Trading Multiples (10/02/20 Market Data)

MOELIS & COMPANY

GALILEO SELECTED PUBLICLY TRADED COMPANIES TRADING MULTIPLES

($ in millions, except per share data)

	Share Price Performance			Current - EV / EBITDA		Board Pres. - EV / EBITDA[1]		Change (Curr. - Board Pres.)	
	Current	Prior [1]	% Change	2021E	2022E	2021E	2022E	2021E	2022E
Selected Publicly Traded Specialty Chemical Companies									
Air Products & Chemicals	$284.90	$296.04	(3.8%)	16.0x	14.5x	16.0x	14.5x	0.0x	0.0x
DuPont de Nemours	78.13	54.77	42.7%	13.8x	13.6x	10.9x	10.2x	2.9x	3.4x
Albemarle Corporation	150.74	89.29	68.8%	22.7x	17.6x	14.8x	13.3x	7.9x	4.3x
Celanese	151.89	108.25	40.3%	10.5x	10.3x	10.5x	9.8x	0.0x	0.5x
Ashland Global Holdings	90.36	70.92	27.4%	12.7x	11.6x	10.1x	9.6x	2.6x	2.0x
Element Solutions	18.81	10.98	71.3%	13.0x	12.2x	10.0x	9.3x	3.0x	2.9x
Hexcel Corporation	56.36	37.15	51.7%	28.1x	17.1x	12.6x	10.4x	15.5x	6.7x
Mean			**42.6%**	**16.7x**	**13.8x**	**12.1x**	**11.0x**	**4.6x**	**2.8x**
Median			**42.7%**	**13.8x**	**13.6x**	**10.9x**	**10.2x**	**2.9x**	**2.9x**
Selected Publicly Traded Catalyst Manufacturers (For Reference Only)									
Albemarle Corporation	$150.74	$89.29	68.8%	22.7x	17.6x	14.8x	13.3x	7.9x	4.3x
Umicore SA	54.72	42.90	27.6%	13.6x	12.5x	12.1x	10.8x	1.5x	1.7x
Johnson Matthey Plc	41.68	31.38	32.8%	9.2x	8.4x	8.7x	7.8x	0.5x	0.6x
Clariant AG	20.47	19.88	3.0%	11.3x	10.2x	10.8x	10.0x	0.5x	0.2x
PQ Group Holdings Inc.	17.00	10.39	63.6%	12.3x	10.8x	7.2x	6.8x	5.1x	4.0x
Mean			**39.2%**	**13.8x**	**11.9x**	**10.7x**	**9.7x**	**3.1x**	**2.2x**
Median			**32.8%**	**12.3x**	**10.8x**	**10.8x**	**10.0x**	**1.5x**	**1.7x**
Galileo Consensus	$61.19	$40.10	52.6%	10.9x	9.8x	8.7x	8.1x	2.2x	1.7x
Galileo Management Projections	$61.19	$40.10	52.6%	11.0x	9.0x	8.6x	7.4x	2.4x	1.6x

Source: Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Company filings, and Capital IQ as of 04/01/21
Note: Current data as of 04/01/21
1. Reflects 10/02/20, the market data date used for Moelis' strategic review presentation delivered to Galileo's Board of Directors on 10/09/20

Preliminary Galileo Financial Analysis
Preliminary Financial Analysis Overview

MOELIS & COMPANY

Current Share Price: $61.19
40N Revised Offer Price: $70.00

VALUATION METHODOLOGY	IMPLIED EQUITY VALUE PER SHARE (Low)	IMPLIED EQUITY VALUE PER SHARE (High)	KEY ASSUMPTIONS
Selected Publicly Traded Companies Analysis (2021E)	$60.82	$78.64	▪ 10.5x – 12.5x 2021E Management Adj. EBITDA of $601mm [1]
Selected Publicly Traded Companies Analysis (2022E)	$66.23	$86.93	▪ 9.5x – 11.5x 2022E Management Adj. EBITDA of $702mm
Selected Precedent Transaction Analysis (2021E)	$65.31	$83.05 (dotted range: $73.46 – $92.61)	▪ 11.0x – 13.0x 2021E Adj. EBITDA of $601mm [1] – Dotted range *(values above)* based on Run-Rate 2021E Adj. EBITDA of $651mm (including $50mm incremental EBITDA) [2]
Discounted Cash Flow Analysis [3] – Galileo Management Case (Including Eagle)	$67.20	$83.89	▪ 9.5x – 10.5x Adj. EBITDA Terminal Multiple ▪ 7.50% – 9.25% WACC ▪ Tax attributes discounted at 8.50% - 12.50% (Cost of Equity) ▪ Terminal Adj. EBITDA of $824mm per Galileo Management on 4/6/21

Terminal Adj. EBITDA of $824mm subject to Board input and ongoing review by Galileo Management; prior Terminal Adj. EBITDA of $882mm resulted in implied equity value per share range of $72.44 to $90.12

Other Information (For Reference Only)

VALUATION METHODOLOGY	IMPLIED EQUITY VALUE PER SHARE (Low)	IMPLIED EQUITY VALUE PER SHARE (High)	KEY ASSUMPTIONS
Discounted Cash Flow Analysis [3] – Illustrative Street Case (Including Eagle)	$62.87	$77.14	▪ 9.5x – 10.5x Adj. EBITDA Terminal Multiple ▪ 7.50% – 9.25% WACC ▪ Balance sheet net deferred tax attributes divided by FDSO ▪ Terminal Adj. EBITDA of $750mm
Illustrative Leverage Buyout Analysis – Galileo Management Case (Including Eagle)	$48.95	$66.09	▪ 15% – 25% Target IRR ▪ 6.0x Leverage [4] ▪ 10.5x Terminal Multiple
52-Week Trading Performance	$33.13	$64.93	▪ 52-Week Share Price Low and High [5]
Analyst Share Price Targets (Nominal)	$65.00	$75.00	▪ Low and High Share Price Target of Equity Research Analysts [6]
Analyst Share Price Targets (Discounted)	$58.82	$67.87	▪ Low and High Share Price Target of Equity Research Analysts [6], Discounted One Year [7]

Source: Company information, Galileo Management's Five Year Projections for Galileo (as of 01/27/21), Thomson Reuters, Bloomberg, and CapitalIQ as of 04/01/21

Note: Assumes diluted shares based on 66.2mm basic shares outstanding, 1.4mm options outstanding with a weighted-average exercise price of $66.75, and unvested RSUs and PSUs; analysis assumes $1,990mm of debt, $290mm of cash and cash equivalents (adjusted for $15mm Eagle transaction costs), and $3mm non-controlling interest (as of 12/31/20); includes $553mm of incremental net debt and preferred stock from Eagle acquisition

1. Includes $25mm pro forma adjustment to EBITDA for full year run-rate impact of Eagle acquisition in 2021E
2. Adjusted to include $50mm of run-rate EBITDA from incremental capacity for the business from capex spent over the past two years
3. Assumes valuation date as of December 31, 2020; includes present value of the tax attributes discounted based on cost of equity range (street case based on balance sheet net deferred tax assets)
4. Leverage based on 2021E EBITDA, inclusive of full year run-rate impact of Eagle acquisition
5. Based on intraday prices | 6. Equity research analyst high / low per Bloomberg | 7. Discounted one year at midpoint of cost of equity

Preliminary Galileo Financial Analysis

Illustrative Hypothetical Future Share Price Analysis

Galileo's current valuation and standalone financial plan presents potential hypothetical upside to its current share price

COMMENTARY

- Galileo's illustrative future share price analysis evaluates the hypothetical value of the share price by applying:
  - Management projected EBITDA
  - Consensus 2021E EBITDA multiple
- Sensitivity analysis focuses on Galileo's current 2021E multiple, a +/- 1.0x increment, as well as the average historical trading multiple since spin and before impact of COVID-19
- Actual Galileo share price is influenced by market forces and subject to investor perspectives on growth and profitability
- Analysis assumes:
  - Cash generated by the Company remains on the balance sheet
  - Fully diluted shares
  - Nominal value of future share prices
  - Present value based on the mid-point of cost of equity

IMPLIED NOMINAL VALUE OF ILLUSTRATIVE HYPOTHETICAL FUTURE SHARE PRICE


$140.00
$115.00
$90.00
$65.00
$40.00
$61.19
$91
$104
$116
$129
$86
$98
$110
$123
$81
$93
$104
$116
$71
$81
$92
$103
Today
2021E
2022E
2023E
2024E

IMPLIED PRESENT VALUE OF ILLUSTRATIVE HYPOTHETICAL FUTURE SHARE PRICE


$140.00
$115.00
$90.00
$65.00
$40.00
$61.19
$83
$85
$86
$86
$78
$81
$81
$82
$73
$76
$77
$78
$64
$67
$68
$69
Today
2021E
2022E
2023E
2024E

NTM EBITDA:	$576	$702	$766	$823	$882

Current EV / 2021E EBITDA (10.9x) — *Historical Average EV / EBITDA[1] (11.4x)* — *EV / EBITDA (11.9x)* — *EV / EBITDA (9.9x)*

Source: Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
Note: The illustrative analysis herein is purely arithmetic and applies certain EBITDA projections for the Company to a range of illustrative potential EBITDA multiples and does not reflect Moelis' view of the future share prices of the Company
1. Average EV/EBITDA multiple from W. R. Grace's completed spin on 02/04/16 until the market dislocation from COVID-19 on 02/03/20

Preliminary Galileo Financial Analysis
Illustrative Hypothetical Future Share Price Analysis (cont'd)

Galileo's current valuation and standalone financial plan presents potential hypothetical upside to its current share price

IMPLIED ILLUSTRATIVE ADJUSTED EBITDA


$900
$775
$650
$525
$400
$882
$823
$766
$702
$576
$439
$805
$780
$756
$733
2020A
2021E
2022E
2023E
2024E
2025E

IMPLIED ILLUSTRATIVE HYPOTHETICAL FUTURE SHARE PRICE


$140.00
$115.00
$90.00
$65.00
$40.00
$116
$104
$93
$81
$60
$104
$100
$96
$93
Today
2021E
2022E
2023E
2024E
Galileo Management's 5-Year Projections
15% Revenue Growth Discount; 100bps Margin Discount
15% Revenue Growth Discount; 200bps Margin Discount
30% Revenue Growth Discount; 100bps Margin Discount
30% Revenue Growth Discount; 200bps Margin Discount

Source: Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
Note: The illustrative analysis herein is purely arithmetic and applies certain EBITDA projections for the Company to a range of illustrative potential EBITDA multiples and does not reflect Moelis' view of the future share prices of the Company

Preliminary Galileo Financial Analysis

Illustrative Hypothetical Future Share Price Analysis (cont'd)

Summary of illustrative sensitivity analysis cases

	Illustrative Sensitivity Analysis to Galileo Management Projections						CAGR
Fiscal Year Ended December 31,	**2020A**	**2021E**	**2022E**	**2023E**	**2024E**	**2025E**	**'21E - '25E**
Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)							
Revenue	$1,730	$2,039	$2,288	$2,405	$2,525	$2,648	*6.8%*
% Growth	*(11.7%)*	*17.9%*	*12.2%*	*5.1%*	*5.0%*	*4.9%*	
Adj. EBITDA	$439	$576	$702	$766	$823	$882	*11.2%*
% Margin	*25.4%*	*28.3%*	*30.7%*	*31.9%*	*32.6%*	*33.3%*	
Illustrative 15% Revenue Growth Discount; 100bps Margin Discount							
Revenue	$1,730	$1,992	$2,199	$2,295	$2,392	$2,491	*5.7%*
% Growth	*(11.7%)*	*15.2%*	*10.4%*	*4.4%*	*4.2%*	*4.1%*	
Adj. EBITDA	$439	$543	$653	$708	$755	$805	*10.3%*
% Margin	*25.4%*	*27.3%*	*29.7%*	*30.9%*	*31.6%*	*32.3%*	
Illustrative 15% Revenue Growth Discount; 200bps Margin Discount							
Revenue	$1,730	$1,992	$2,199	$2,295	$2,392	$2,491	*5.7%*
% Growth	*(11.7%)*	*15.2%*	*10.4%*	*4.4%*	*4.2%*	*4.1%*	
Adj. EBITDA	$439	$523	$631	$685	$732	$780	*10.5%*
% Margin	*25.4%*	*26.3%*	*28.7%*	*29.9%*	*30.6%*	*31.3%*	
Illustrative 30% Revenue Growth Discount; 100bps Margin Discount							
Revenue	$1,730	$1,946	$2,112	$2,188	$2,265	$2,342	*4.7%*
% Growth	*(11.7%)*	*12.5%*	*8.5%*	*3.6%*	*3.5%*	*3.4%*	
Adj. EBITDA	$439	$530	$627	$675	$715	$756	*9.3%*
% Margin	*25.4%*	*27.3%*	*29.7%*	*30.9%*	*31.6%*	*32.3%*	
Illustrative 30% Revenue Growth Discount; 200bps Margin Discount							
Revenue	$1,730	$1,946	$2,112	$2,188	$2,265	$2,342	*4.7%*
% Growth	*(11.7%)*	*12.5%*	*8.5%*	*3.6%*	*3.5%*	*3.4%*	
Adj. EBITDA	$439	$511	$606	$653	$692	$733	*9.4%*
% Margin	*25.4%*	*26.3%*	*28.7%*	*29.9%*	*30.6%*	*31.3%*	

Source: Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)

Preliminary Galileo Financial Analysis

Implied Premium of 40 North Offer Based on Selected Peer Share Price Performance

Selected peer group returns provide reference points for a potential range of implied premiums to Galileo's share price with respect to 40 North's latest offer of $70, unaffected by M&A speculation

RELATIVE DIVIDEND-ADJUSTED SHARE PRICE PERFORMANCE SINCE 40 NORTH DIRECTOR RESIGNATION DATE [1] (10/13/20)


100%
75%
50%
25%
-
(25%)
10/20
11/20
12/20
01/21
02/21
04/21
84%
54%
39%
15%
GALILEO
High Value Specialty 2
Petrochemicals 3
Oil & Gas / Refiners 4

IMPLIED PREMIUMS TO ILLUSTRATIVE GALILEO SHARE PRICES BASED ON VARIOUS SELECTED PEER SHARE PRICE RETURNS

	High Value Specialty	Petro-Chemicals	O&G/ Refiners	Selected Publicly Traded Companies			
				Ashland	Celanese	Dupont	Element
Share Price Return Since Unaffected Date (10/13/20)	15%	39%	84%	24%	32%	35%	55%
Galileo Unaffected Share Price (10/13/20)	$39.63	$39.63	$39.63	$39.63	$39.63	$39.63	$39.63
Implied Illustrative Galileo Share Price Based on Selected Peer Returns	$45.63	$54.99	$72.95	$48.95	$52.27	$53.56	$61.25
Implied Premium to Illustrative Galileo Share Price from 40 North's Offer of $70	53%	27%	(4%)	43%	34%	31%	14%

Source: Capital IQ as of 04/01/21
Note: Return metrics reflect dividend adjusted share prices
1. 10/13/20 reflects the market date prior to 40 North's director resignation
2. High Value Specialty includes ALB, APD, ASH, DD, ECL, ESI
3. Petrochemicals includes DOW, LYB, TSX:MX, WLK
4. Oil & Gas / Refiners includes DK, HFC, MPC, PBF, PSX, VLO

Preliminary Galileo Financial Analysis
Galileo Analysis at Various Share Prices

($ in millions; except per share data)

		Pre-COVID-19	Current	Illustrative Premium to Pre-40 North Offer Share Price (11/06/20)				
		02/03/20	04/01/21	36%	48%	59%	70%	82%
Illustrative Price Per Share	**Metric**	**$66.49**	**$61.19**	**$60.00**	**$65.00**	**$70.00**	**$75.00**	**$80.00**
Reference Metrics								
Board Meeting (10/09/20)	$41.15	62%	49%	46%	58%	70%	82%	94%
40 North Board Resignation (10/15/20)	47.55	40%	29%	26%	37%	47%	58%	68%
Pre-40 North Offer (11/06/20)	44.05	51%	39%	36%	48%	59%	70%	82%
40 North Offer (11/09/20)	60.00	11%	2%	-	8%	17%	25%	33%
Revised 40 North Offer (01/11/21)	65.00	2%	(6%)	(8%)	-	8%	15%	23%
Revised 40 North Offer (04/01/21)	70.00	(5%)	(13%)	(14%)	(7%)	-	7%	14%
Recent Statistics								
52 Week High (01/16/20)	$64.93	2%	(6%)	(8%)	0%	8%	16%	23%
52 Week Low (03/19/20)	33.13	101%	85%	81%	96%	111%	126%	141%
Since Split & Pre-COVID-19 (02/03/20) [1]								
High (07/03/19)	$77.59	(14%)	(21%)	(23%)	(16%)	(10%)	(3%)	3%
Low (12/17/18)	57.67	15%	6%	4%	13%	21%	30%	39%
Average	67.81	(2%)	(10%)	(12%)	(4%)	3%	11%	18%
Diluted Shares Out. (mm)		66.7	66.6	66.6	66.7	66.7	66.8	66.8
Implied Market Cap.		**$4,432**	**$4,077**	**$3,998**	**$4,333**	**$4,669**	**$5,008**	**$5,347**
Plus: Net Debt		1,701	1,701	1,701	1,701	1,701	1,701	1,701
Plus: Non-Controlling Interest		3	3	3	3	3	3	3
Plus: Net Debt & Preferred Stock from Eagle		553	553	553	553	553	553	553
Implied Enterprise Value		**$6,689**	**$6,334**	**$6,254**	**$6,589**	**$6,925**	**$7,264**	**$7,604**
Implied Multiples	**Metric**							
Enterprise Value /								
2019A Adj. EBITDA	$574	11.7x	11.0x	10.9x	11.5x	12.1x	12.7x	13.3x
2020A Adj. EBITDA [2]	439	15.2x	14.4x	14.3x	15.0x	15.8x	16.6x	17.3x
2021E Adj. EBITDA	576	11.6x	11.0x	10.9x	11.4x	12.0x	12.6x	13.2x
2022E Adj. EBITDA	702	9.5x	9.0x	8.9x	9.4x	9.9x	10.3x	10.8x
Share Price /								
2019A Adj. EPS	$4.38	15.2x	14.0x	13.7x	14.8x	16.0x	17.1x	18.3x
2020A Adj. EPS	2.64	25.2x	23.2x	22.7x	24.6x	26.5x	28.4x	30.3x
2021E Adj. EPS	4.01	16.6x	15.2x	14.9x	16.2x	17.4x	18.7x	19.9x
2022E Adj. EPS	5.24	12.7x	11.7x	11.4x	12.4x	13.3x	14.3x	15.3x

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters, and CapitalIQ as of 04/01/21
1. Represents share price data between Galileo's completed spin on 02/04/16 and prior to COVID-19's market dislocation as of 02/03/20
2. Adjusted for one-time hurricane support costs of $18.5mm

Appendix

MOELIS & COMPANY

A. Preliminary Galileo Financial Analysis – Supporting Materials

Selected Publicly Traded Companies Analysis – Galileo
Methodology & Assumptions

Analysis reflects implied enterprise value to EBITDA multiples based on public market trading multiples of companies deemed generally relevant by Moelis in certain respects to Galileo

- **Moelis selected the publicly traded companies based on the following criteria:**
  - Publicly-traded companies that manufacture specialty chemicals and catalysts on a global basis serving a broad range of transportation, industrial, and consumer applications
  - A number of factors limit comparability of selected companies, including:
    - Diversity of business mix vs. pure play focus
    - Local competitive / market conditions
    - Exposure to higher growth industries, such as food and beverage, personal care, clean technology, electronics, etc.
  - We excluded companies that primarily manufacture commodity chemicals due the significant differences in business models, go-to-market strategies, competitive dynamics, and margin profiles compared to Galileo
- **Galileo is the leading publicly traded "pure play" catalyst company**
  - Leading Adj. EBITDA margins of approximately 30% with Catalysts representing approximately 75% of 2021E revenue
    - Johnson Matthey primarily participates in the manufacturing of catalysts (approximately 75% of 2019A total revenue), with Adj. EBITDA margins of approximately 18% in 2021E
    - For other catalysts competitors, including Umicore, Albemarle, Clariant, and PQ Corporation, only a portion of their business include the manufacturing of catalysts (approximately 6% - 55% of 2019A total revenue)
  - Moelis also considered other leading specialty chemical companies with similar growth trajectory, financial profile, and technological expertise
- **Our reference ranges of 10.5x – 12.5x 2021E and 9.5x – 11.5x 2022E Adj. EBITDA are based on Moelis' judgment and experience and informed by the following:**
  - The low-end of the 2021E and 2022E range is informed by Galileo's current trading metrics (currently impacted by COVID-19's negative impact on the refining industry – approximately 40% of revenue)
  - The high-end of the range for both 2021E and 2022E is informed by other leading specialty chemical companies, specifically Ashland, DuPont, and Element Solutions, considering their similar growth trajectory, margin profile, and technological prowess; albeit Galileo has higher exposure to the oil & gas and refining industries (approximately 40% of revenue)
    - While we considered, we relied less on Air Products and Albemarle as they have a different customer mix than Galileo
      - Air Products is a leader in the consolidated industrial gas market
      - Albemarle is a leader in the lithium market that serves electric vehicle battery applications, and also sells bromine and refining catalysts
    - We also considered and relied less on Celanese given its overall portfolio is less specialty than Galilio, as well as Hexcel as its EBITDA estimates are depressed given the Hexcel's exposure to aerospace & defense, which has been disproportionally impacted by COVID-19
  - Moelis also considered Galileo's recent capital investment to increase capacity that has not yet been realized, due to the COVID-19 market dislocation, but is expected to support growth in 2022 and beyond
  - The other catalyst manufacturers are included for reference only due to the limited relative revenue contribution of the catalyst segments to the aggregate product portfolio of the companies
- **Focused on enterprise value / EBITDA multiples, as adjusted, unless otherwise noted, to exclude one-time charges / benefits and reflect full-year impact of corporate transactions**
  - EBITDA estimates based on Thomson Reuters consensus estimates for 2021E and 2022E

Source: Company filings, Galileo Management

Selected Publicly Traded Companies Analysis – Galileo
Trading and Operating Metrics

ENTERPRISE VALUE / 2021E EBITDA


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
30.0x
20.0x
10.0x
-
11.0x
28%
10.9x
28%
28.1x
14%
22.7x
26%
16.0x
42%
13.8x
26%
13.0x
23%
12.7x
25%
10.5x
29%
16.7x
22.7x
26%
13.6x
25%
12.3x
40%
11.3x
16%
9.2x
18%
13.8x
GRACE
Management
Consensus
HEXCEL
ALBEMARLE
AIR PRODUCTS
DUPONT
element solutions
Ashland
Celanese
ALBEMARLE
umicore
PQ Corporation
CLARIANT
JM

ENTERPRISE VALUE / 2022E EBITDA


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
30.0x
20.0x
10.0x
-
9.0x
31%
9.8x
29%
17.6x
29%
17.1x
29%
14.5x
43%
13.6x
26%
12.2x
23%
11.6x
25%
10.3x
28%
13.8x
17.6x
29%
12.5x
24%
10.8x
43%
10.2x
17%
8.4x
18%
11.9x
GRACE
Management
Consensus
ALBEMARLE
HEXCEL
AIR PRODUCTS
DUPONT
element solutions
Ashland
Celanese
ALBEMARLE
umicore
PQ Corporation
CLARIANT
JM
Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers (For Reference Only)

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ. Market data as of 04/01/21
Note: Percentages reflect Thomson Reuters consensus EBITDA margin estimates

Selected Publicly Traded Companies Analysis – Galileo
Trading and Operating Metrics

MOELIS & COMPANY

($ in millions, except per share data)

	Price 04/01/21	% of 52 Wk High [1]	Market Cap. [2]	Enterprise Value	EV / EBITDA [3] 2021E	EV / EBITDA [3] 2022E	EBITDA Margin [3] 2021E	EBITDA Margin [3] 2022E	P / E [3] 2021E	P / E [3] 2022E
Selected Publicly Traded Specialty Chemical Companies										
Air Products & Chemicals	$284.90	86.9%	$63,482	$65,678	16.0x	14.5x	41.7%	43.4%	30.3x	26.7x
DuPont de Nemours	78.13	89.5%	42,365	56,394	13.8x	13.6x	25.6%	26.0%	22.3x	19.7x
Albemarle Corporation	150.74	80.0%	17,711	18,885	22.7x	17.6x	25.9%	29.1%	43.2x	30.1x
Celanese	151.89	97.6%	17,469	20,073	10.5x	10.3x	28.7%	28.4%	13.6x	12.8x
Ashland Global Holdings	90.36	98.1%	5,572	7,745	12.7x	11.6x	24.5%	24.9%	17.5x	15.0x
Hexcel Corporation	56.36	86.9%	4,770	5,593	28.1x	17.1x	14.3%	19.7%	NA	40.0x
Element Solutions	18.81	89.5%	4,734	5,956	13.0x	12.2x	22.8%	23.4%	16.0x	14.3x
				High	**28.1x**	**17.6x**	**41.7%**	**43.4%**	**43.2x**	**40.0x**
				Mean	**16.7x**	**13.8x**	**26.2%**	**27.9%**	**23.8x**	**22.6x**
				Median	**13.8x**	**13.6x**	**25.6%**	**26.0%**	**19.9x**	**19.7x**
				Low	**10.5x**	**10.3x**	**14.3%**	**19.7%**	**13.6x**	**12.8x**
Selected Publicly Traded Catalyst Manufacturers (For Reference Only)										
Albemarle Corporation	$150.74	80.0%	$17,711	$18,885	22.7x	17.6x	25.9%	29.1%	43.2x	30.1x
Umicore SA	54.72	93.0%	13,266	15,006	13.6x	12.5x	24.8%	24.1%	27.0x	25.3x
Johnson Matthey Plc	41.68	91.3%	8,039	9,209	9.2x	8.4x	17.8%	18.4%	15.3x	13.3x
Clariant AG	20.47	94.0%	6,806	7,837	11.3x	10.2x	16.4%	17.1%	26.5x	22.7x
PQ Group Holdings Inc.	17.00	89.9%	2,391	2,761	12.3x	10.8x	40.2%	43.1%	47.5x	32.5x
				High	**22.7x**	**17.6x**	**40.2%**	**43.1%**	**47.5x**	**32.5x**
				Mean	**13.8x**	**11.9x**	**25.0%**	**26.4%**	**31.9x**	**24.8x**
				Median	**12.3x**	**10.8x**	**24.8%**	**24.1%**	**27.0x**	**25.3x**
				Low	**9.2x**	**8.4x**	**16.4%**	**17.1%**	**15.3x**	**13.3x**
Wall Street Consensus										
Galileo Consensus	**$61.19**	**94.2%**	**$4,077**	**$5,766**	**10.9x**	**9.8x**	**27.8%**	**28.9%**	**16.1x**	**13.7x**
Galileo Management's 5-Year Projections for Galileo										
Galileo Projections	**$61.19**	**94.2%**	**$4,077**	**$6,334**	**11.0x**	**9.0x**	**28.3%**	**30.7%**	**15.2x**	**11.7x**

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ as of 04/01/21
1. Based on intraday prices
2. Represents diluted market cap, options accounted for using Treasury Stock Method
3. Based on Thomson Reuters consensus estimates

Selected Precedent Transactions Analysis – Galileo
Methodology & Assumptions

Analysis reflects implied enterprise value to EBITDA multiples paid in selected precedent transactions deemed generally relevant by Moelis in certain respects to Galileo

- **Moelis selected the precedent transactions based on the following criteria:**
  - Transactions involving companies that manufacture specialty chemicals and catalysts on a global basis serving a broad range of transportation, industrial, and consumer applications
  - Other transactions involving high value specialty chemical companies with similar financial profile, technology focus, and customer exposure
  - Transactions announced since 2013 with a total enterprise value of at least $300 million
- **Focused on enterprise value / Adj. EBITDA multiples, as adjusted, unless otherwise noted, to exclude one-time charges / benefits**
- **Selected precedent transactions are impacted by the historical nature of the data and may have been completed during meaningfully different market conditions; as such, a number of factors limit comparability of selected precedent transactions, including:**
  - Period and associated capital markets environment
  - Transaction structure and tax implications
  - Local competitive / market conditions
  - Regulatory conditions and associated variability / uncertainty
  - Growth and margin profile
  - Competitive dynamics of the transaction
- **Our reference range of 11.0x – 13.0x 2021E Adj. EBITDA is based on Moelis' judgement and experience and informed by the following:**
  - The mean and median of enterprise value / Adj. EBITDA multiples of selected precedent transactions after considering the transactions in the high- and low-end of the range
  - Moelis considered 2021E Adj. EBITDA to normalize for COVID-19 and captured the impact from run-rate capital investments and included the full-year run-rate impact of the acquisition of Albemarle's Fine Chemistry Services business
  - While no individual multiple is determinative of reference range, Moelis focused on the transactions involving catalysts companies below but noted that these are smaller transactions in terms of enterprise value and occurred during a meaningfully different market environment
    - Galileo's acquisition of Albemarle's Polyolefin Catalysts business that transacted at 12.8x
    - Galileo's acquisition of Dow Catalysts that transacted at 11.1x
  - Moelis also considered BASF's $5.6 billion acquisition of Engelhard that transacted at 12.3x but excluded from the list of selected precedent transactions as it occurred in 2006
    - Specialty chemical company multiples have increased meaningfully since this transaction occurred

Selected Precedent Transactions Analysis – Galileo

Transaction Metrics

Announce Date	Acquiror	Target	TEV ($ in MM)	Implied Multiples LTM Adj. EBITDA
03/08/21	DuPont	Laird	$2,300	16.5x
03/01/21	Cerberus & Koch Minerals	PQ's Performance Chemicals Business	1,100	9.4x
02/08/21	Bain Capital & Cinven	Lonza Specialty Ingredients	4,671	13.0x
10/13/20	Ardian	Angus Chemical Company	2,250	13.1x
04/12/19	Merck KGaA	Versum Materials	6,354	14.0x
08/15/18	Cabot Microelectronics	KMG Chemicals	1,566	13.2x
03/27/18	Carlyle and GIC	AkzoNobel Specialty Chemicals	12,524	10.0x
12/15/17	W. R. Grace	Albemarle's Polyolefin Catalysts Business	416	12.8x
09/21/17	Kuraray	Calgon Carbon	1,329	16.5x
09/04/17	HB Fuller	Royal Adhesives & Sealants	1,575	11.4x
12/09/16	Evonik	Huber's Silica Business	630	10.5x
10/07/16	Carlyle	Atotech (Total SA)	3,200	11.9x
09/26/16	LANXESS	Chemtura	2,563	9.5x
06/17/16	BASF	Albemarle's Chemetall Surface Treatment Business	3,200	15.3x
05/06/16	Evonik	Air Products' Performance Materials Division	3,800	15.8x
11/17/15	Air Liquide	Airgas	13,400	13.7x
07/29/15	Solvay	Cytec	6,354	14.7x
07/13/15	Platform Specialty	Alent	2,254	13.1x
06/01/15	Apollo	OM Group	1,032	10.7x
11/12/14	Golden Gate Capital	ANGUS (Dow)	1,200	11.2x
09/11/14	Eastman Chemical Co.	Taminco Corp.	2,706	10.0x
07/15/14	Albemarle	Rockwood	6,142	11.3x
10/11/13	W.R. Grace	Dow Catalysts	500	11.1x
10/10/13	Platform Specialty	MacDermid	1,800	10.2x
10/07/13	Solvay	Chemlogics	1,345	10.8x
06/16/13	Cinven	Ceramtec	1,988	11.3x
		High		**16.5x**
		Mean		**12.3x**
		Median		**11.7x**
		Low		**9.4x**

Source: Company filings, Press Releases, MergerMarket

Discounted Cash Flow Analysis – Galileo
Methodology & Assumptions

Discounted cash flow ("DCF") analysis reflects implied enterprise value range based on estimated present value of unlevered after-tax free cash flows projected by Galileo Management and terminal values

- Based on Galileo Management's 5-Year Projections for Galileo as of January 27, 2021
  - Projections are on a fiscal year basis, with a fiscal year end of December 31
  - Tax rate based on effective tax rate of 26% per Galileo Management
- Unlevered after-tax free cash flows through 2025E and terminal values were discounted to December 31, 2020, utilizing discount rate range of 7.50% to 9.25% derived from WACC calculation
- Terminal EBITDA reflects the impact of Galileo Management's long-term, public view of expected lower demand for the Company's FCC business within the Refining Technologies segment
  - Total refined products demand is expected to peak between 2030 – 2040
  - In addition, recent policy, technology, and consumer behavior have accelerated this reduction with demand expected to be 75% of 2018 levels by 2040
  - Galileo Management has instructed Moelis to use an adjusted terminal EBITDA based on 85% of the 2025E FCC revenue within Refining Technologies segment and historical EBITDA margin of 32% for the Company's FCC business within the Refining Technologies segment
- Terminal value at end of projected period based on 9.5x – 10.5x 2025E Adj. EBITDA
  - Terminal multiple informed most closely by (i) current and historical trading multiples for Galileo, (ii) current and historical trading multiples for the selected publicly traded companies, and (iii) headwinds in refining industries expected to drive multiple contraction over time
- Terminal value represents approximately 80% - 82% of total DCF net present value
  - Implied perpetuity growth rate range of 1.7% to 3.8%
- The DCF analysis reflects the net present value from the utilization of Galileo's tax attributes
  - Utilization based on federal and state cash tax savings schedule received from Galileo Management on February 5, 2021

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)

Discounted Cash Flow Analysis – Galileo
Galileo Management Case (Excluding Tax Attributes)

MOELIS & COMPANY

PROJECTED UNLEVERED FREE CASH FLOW

	Fiscal Year Ending December 31,						
($ in millions, except per share data)	2020A	2021E	2022E	2023E	2024E	2025E	Terminal
Adj. EBITDA	**$439**	**$576**	**$702**	**$766**	**$823**	**$882**	**$824**
% Growth	*NA*	*31.3%*	*21.9%*	*9.1%*	*7.4%*	*7.2%*	*NA*
% Margin	*25.4%*	*28.3%*	*30.7%*	*31.9%*	*32.6%*	*33.3%*	*32.7%*
Less: D&A	(108)	(131)	(145)	(152)	(160)	(168)	(201)
Adj. EBIT	**331**	**446**	**557**	**614**	**663**	**714**	**622**
Less: Cash Taxes	(86)	(116)	(145)	(160)	(172)	(186)	(162)
Tax-Affected Adj. EBIT	**245**	**330**	**412**	**454**	**491**	**528**	**460**
Plus: D&A	108	131	145	152	160	168	201
Less: CapEx	(156)	(173)	(193)	(210)	(210)	(200)	(201)
Changes in Working Capital	64	(78)	(28)	(22)	(24)	(24)	(24)
Other	26	53	1	-	1	-	-
Legacy Payments	(21)	(41)	(35)	(40)	(33)	(15)	(5)
ZAI Payments	-	-	(8)	(8)	(8)	-	-
Restructuring Payments	9	(1)	(1)	(1)	-	-	-
Repositioning payments	(11)	(11)	(3)	(2)	(2)	(2)	-
3rd Party Acq. Costs	(5)	(19)	-	-	-	-	-
Misc. Other	(2)	-	-	-	-	-	-
Other Investing (Big Cat)	(31)	-	-	-	-	-	-
Unlevered Free Cash Flow	**$225**	**$191**	**$291**	**$324**	**$375**	**$455**	**$431**

IMPLIED SHARE PRICE (EXCL. TAX ATTRIBUTES)

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL 7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	$67.92	$66.07	$64.26	$62.49	$60.76
9.75x	70.05	68.17	66.32	64.50	62.73
10.00x	72.17	70.25	68.37	66.52	64.71
10.25x	74.28	72.32	70.40	68.53	66.68
10.50x	76.40	74.39	72.44	70.53	68.65

IMPLIED PERPETUITY GROWTH RATE

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL 7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	1.7%	2.1%	2.5%	2.9%	3.3%
9.75x	1.8%	2.2%	2.6%	3.0%	3.4%
10.00x	2.0%	2.4%	2.8%	3.2%	3.6%
10.25x	2.1%	2.5%	2.9%	3.3%	3.7%
10.50x	2.2%	2.6%	3.0%	3.4%	3.8%

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)

Discounted Cash Flow Analysis – Galileo

Galileo Management Case (Including Tax Attributes)

Illustrative tax attribute discounted cash flow analysis is based on preliminary assumptions received from Galileo Management and is subject to further diligence on limitations, utilization, and potential cash tax savings

PROJECTED TAX ATTRIBUTE UTILIZATION

		Fiscal Year Ending December 31,									
($ in millions, except per share data)	2020A	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
NOL Tax Savings											
Beginning	$102	$56	$3	$3	$2	$1	$1	$0	$0	$0	$0
Less: Utilization	(46)	(53)	(1)	(1)	(1)	(1)	(1)	-	-	-	-
Plus: Additions		-	-	-	-	-	-	-	-	-	-
Federal Cash Tax Savings	$56	$3	$3	$2	$1	$1	$0	$0	$0	$0	$0
Other Tax Credits											
FTC and Other Credits Utilized	-	$33	$59	$65	$79	$84	$93	$89	$102	$63	$61
State NOL Carryforward Utilized	1	1	2	3	3	3	3	3	3	3	3
Total Cash Tax Savings	$11	$46	$61	$67	$83	$88	$96	$92	$104	$66	$63

PRESENT VALUE OF TAX ATTRIBUTES

	COST OF EQUITY				
	8.50%	9.50%	10.50%	11.50%	12.50%
NPV	$510	$488	$468	$449	$432
Implied Per Share [1]	$7.51	$7.20	$6.91	$6.65	$6.42

IMPLIED SHARE PRICE (INCL. TAX ATTRIBUTES) [2]

		WEIGHTED AVERAGE COST OF CAPITAL				
		7.50%	7.94%	8.38%	8.81%	9.25%
TERMINAL MULTIPLE	9.50x	$75.45	$73.30	$71.22	$69.18	$67.20
	9.75x	77.56	75.37	73.25	71.18	69.17
	10.00x	79.67	77.45	75.28	73.17	71.12
	10.25x	81.78	79.51	77.31	75.16	73.07
	10.50x	83.89	81.58	79.33	77.15	75.02

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
1. Implied tax attribute value per share is illustrative and based on the difference between the tax attribute affected per share value and standalone per share value
2. The present value of tax attributes are included in the enterprise value based upon the corresponding columns in the table on the left

Discounted Cash Flow Analysis – Galileo

Galileo Management Case – Equity Value Summary

IMPLIED EQUITY VALUE (EXCL. TAX ATTRIBUTES)

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL				
	7.50%	7.94%	8.38%	8.81%	9.25%
9.5x	$4,529	$4,404	$4,283	$4,164	$4,048
9.8x	$4,672	$4,545	$4,421	$4,299	$4,181
10.0x	$4,815	$4,685	$4,558	$4,434	$4,313
10.3x	$4,959	$4,826	$4,696	$4,569	$4,445
10.5x	$5,102	$4,966	$4,834	$4,704	$4,578

IMPLIED EQUITY VALUE (INCL. TAX ATTRIBUTES) [1]

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL				
	7.50%	7.94%	8.38%	8.81%	9.25%
9.5x	$5,038	$4,892	$4,751	$4,614	$4,480
9.8x	$5,182	$5,033	$4,889	$4,749	$4,612
10.0x	$5,325	$5,174	$5,026	$4,884	$4,745
10.3x	$5,469	$5,314	$5,164	$5,019	$4,877
10.5x	$5,612	$5,455	$5,302	$5,154	$5,009

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21)
1. The present value of tax attributes are included in the equity value based upon the corresponding columns in the table on the left of the prior page

Discounted Cash Flow Analysis – Galileo
Illustrative Street Case

COMMENTARY

- **Revenue:**
  - IBES Revenue in 21E – 23E based on consensus estimates. Eagle Revenue in 21E – 23E assumes 5% haircut to Management Plan
  - 24E – 25E revenue growth for IBES and Eagle extrapolated based on average of growth rate of 22E – 23E
- **EBITDA:**
  - IBES EBITDA in 21E – 23E based on consensus estimates. Eagle EBITDA in 21E-23E assumes 100bps margin haircut to Mgmt. Plan
  - 24E – 25E EBITDA Margin for IBES and Eagle held flat based on 23E margins
  - Terminal Adj. EBITDA based on ~93% of 2025E Adj. EBITDA to be on a like-for-like basis with Galileo Management's guidance on the Terminal Adj. EBITDA for the Galileo Management case
- **D&A:** Total D&A calculated based on IBES D&A % of sales applied to Total Revenue (inclusive of Eagle Revenue)
- **Capex:** Capex as % of Sales in 21E – 23E based on consensus estimates and held flat from 23E onwards. Same capex as % of sales applied to Eagle
- **WC:** Change in NWC as % of Sales of (8.2%) based on 3-year historical average and held flat for 21E – 25E
- **Other Cash Items:** Cash paid for Legacy Product, Environmental, and Other Claims of $21mm based on 3- year historical average and held flat for 21E – 25E

PROJECTED UNLEVERED FREE CASH FLOW

	Fiscal Year Ending December 31,						
($ in millions)	2020A	2021E	2022E	2023E	2024E	2025E	Terminal
IBES Revenue	$1,730	$1,893	$1,990	$2,153	$2,296	$2,449	
Eagle Revenue	-	95	164	174	181	189	
Total Revenue	**$1,730**	**$1,988**	**$2,154**	**$2,327**	**$2,478**	**$2,638**	
% Revenue Growth	*NA*	*14.9%*	*8.4%*	*8.0%*	*6.5%*	*6.5%*	
IBES Adj. EBITDA	$420	$531	$580	$646	$689	$735	
% IBES Adj. EBITDA Margin	*24.3%*	*28.1%*	*29.1%*	*30.0%*	*30.0%*	*30.0%*	
Eagle Adj. EBITDA	-	35	57	62	65	68	
% Assumed Adj. EBITDA Margin	-	*37.5%*	*34.5%*	*35.9%*	*35.9%*	*35.9%*	
Adj. EBITDA	**$420**	**$566**	**$637**	**$708**	**$754**	**$803**	**$750**
% Growth	*NA*	*34.8%*	*12.5%*	*11.1%*	*6.5%*	*6.5%*	*NA*
% Margin	*24.3%*	*28.5%*	*29.6%*	*30.4%*	*30.4%*	*30.4%*	*NA*
Less: IBES D&A		(119)	(114)	(128)	(137)	(146)	(195)
Less: Eagle D&A		(6)	(9)	(10)	(11)	(11)	(15)
Adj. EBIT		**441**	**513**	**570**	**607**	**646**	**540**
Less: Cash Taxes		(115)	(133)	(148)	(158)	(168)	(140)
Tax-Affected Adj. EBIT		**$326**	**$380**	**$422**	**$449**	**$478**	**$400**
Plus: D&A		125	124	138	147	157	195
Less: IBES Capital Expenditure		(155)	(165)	(168)	(181)	(195)	(195)
Less: Eagle CapEx		(8)	(14)	(14)	(15)	(15)	(15)
Changes in Working Capital		(13)	(8)	(13)	(12)	(13)	(13)
Environmental		(21)	(21)	(21)	(21)	(21)	(21)
Unlevered Free Cash Flow		**$254**	**$296**	**$345**	**$368**	**$390**	**$350**

Source: Company filings, illustrative "Street Case" based on IBES estimates and illustrative extrapolations as of 04/01/21

Discounted Cash Flow Analysis – Galileo
Illustrative Street Case – Summary Sensitivity Tables

IMPLIED SHARE PRICE (EXCL. TAX ATTRIBUTES)

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL				
	7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	$61.13	$59.43	$57.76	$56.14	$54.55
9.75x	63.08	61.34	59.64	57.98	56.35
10.00x	65.03	63.25	61.51	59.81	58.15
10.25x	66.98	65.16	63.39	61.65	59.95
10.50x	68.92	67.08	65.26	63.49	61.75

IMPLIED PERPETUITY GROWTH RATE

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL				
	7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	2.3%	2.7%	3.1%	3.5%	3.9%
9.75x	2.4%	2.8%	3.2%	3.6%	4.0%
10.00x	2.5%	2.9%	3.4%	3.8%	4.2%
10.25x	2.7%	3.1%	3.5%	3.9%	4.3%
10.50x	2.8%	3.2%	3.6%	4.0%	4.4%

IMPLIED SHARE PRICE (INCL. TAX ATTRIBUTES) [1]

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL				
	7.50%	7.94%	8.38%	8.81%	9.25%
9.50x	$69.43	$67.74	$66.08	$64.46	$62.87
9.75x	71.36	69.64	67.95	66.29	64.67
10.00x	73.29	71.53	69.81	68.12	66.47
10.25x	75.21	73.42	71.66	69.94	68.26
10.50x	77.14	75.30	73.51	71.76	70.05

IMPLIED EQUITY VALUE (INCL. TAX ATTRIBUTES) [1]

TERMINAL MULTIPLE	WEIGHTED AVERAGE COST OF CAPITAL				
	7.50%	7.94%	8.38%	8.81%	9.25%
9.5x	$4,630	$4,516	$4,405	$4,296	$4,190
9.8x	$4,761	$4,644	$4,530	$4,419	$4,310
10.0x	$4,891	$4,772	$4,656	$4,542	$4,431
10.3x	$5,022	$4,900	$4,781	$4,665	$4,551
10.5x	$5,153	$5,028	$4,907	$4,788	$4,672

Source: Company filings, illustrative "Street Case" based on IBES estimates and illustrative extrapolations as of 04/01/21
1. The present value of tax attributes are calculated based on Galileo's $556.7mm net deferred tax assets as of 12/31/20, divided by the Company's fully diluted shares outstanding

B. Selected Galileo Benchmarking Analysis

Selected Publicly Traded Companies Analysis – Galileo
Selected Benchmarking Analysis

2021E Revenue and EBITDA Snapshot

2021E REVENUE ($ in MM)


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
$15,000
$11,250
$7,500
$3,750
-
$2,039
$1,911
$15,942
$9,843
$6,637
$3,211
$2,494
$2,009
$1,385
$5,932
$5,606
$4,470
$4,240
$3,211
$558
$3,617
GALILEO
Management Consensus
DUPONT
AIR PRODUCTS
Celanese
ALBEMARLE
Ashland
element solutions
HEXCEL
JM
umicore
CLARIANT
ALBEMARLE
PQ Corporation

2021E EBITDA ($ in MM)


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
$5,000
$3,750
$2,500
$1,250
-
$576
$531
$4,101
$4,079
$1,906
$832
$612
$458
$199
$1,741
$1,107
$998
$832
$694
$224
$771
GALILEO
Management Consensus
AIR PRODUCTS
DUPONT
Celanese
ALBEMARLE
Ashland
element solutions
HEXCEL
umicore
JM
ALBEMARLE
CLARIANT
PQ Corporation
Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers (For Reference Only)

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ as of 04/01/21
Note: Based on Thomson Reuters consensus estimates

Selected Publicly Traded Companies Analysis – Galileo
Selected Benchmarking Analysis (cont'd)

2022E Revenue and EBITDA Snapshot

2022E REVENUE ($ in MM)


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
$15,000
$11,250
$7,500
$3,750
-
$2,288
$2,030
$15,932
$10,402
$6,882
$3,689
$2,674
$2,092
$1,658
$6,190
$5,972
$4,961
$4,470
$3,689
$3,937
$593
GALILEO
Management
Consensus

2022E EBITDA ($ in MM)


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
$5,000
$3,750
$2,500
$1,250
-
$702
$587
$4,516
$4,148
$1,956
$1,075
$665
$489
$327
$1,882
$1,196
$1,100
$1,075
$766
$256
$879
GALILEO
Management
Consensus
Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers (For Reference Only)

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ as of 04/01/21
Note: Based on Thomson Reuters consensus estimates

Selected Publicly Traded Companies Analysis – Galileo
Selected Benchmarking Analysis (cont'd)

EBITDA Margin Profiles

2021E EBITDA MARGIN


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
60%
45%
30%
15%
-
28%
28%
42%
29%
26%
26%
25%
23%
14%
26%
40%
26%
25%
18%
16%
25%
GALILEO
Management Consensus
Celanese
ALBEMARLE
DUPONT
Ashland
element solutions
HEXCEL
PQ Corporation
ALBEMARLE
umicore
JM
CLARIANT

2022E EBITDA MARGIN


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
60%
45%
30%
15%
-
31%
29%
43%
29%
28%
26%
25%
23%
20%
28%
43%
29%
24%
18%
17%
26%
GALILEO
Management Consensus
ALBEMARLE
Celanese
DUPONT
Ashland
element solutions
HEXCEL
PQ Corporation
ALBEMARLE
umicore
JM
CLARIANT
Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers (For Reference Only)

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ as of 04/01/21
Note: Based on Thomson Reuters consensus estimates

Selected Publicly Traded Companies Analysis – Galileo
Selected Benchmarking Analysis (cont'd)

Revenue and EBITDA Growth

2019A – 2022E REVENUE CAGR


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
15%
8%
-
(8%)
(15%)
5%
1%
GALILEO
Management Consensus
5%
4%
3%
3%
1%
1%
(11%)
1%
AIR PRODUCTS
element solutions
Celanese
Ashland
DUPONT
ALBEMARLE
HEXCEL
8%
4%
1%
1%
(1%)
3%
umicore
PQ Corporation
JM
ALBEMARLE
CLARIANT

2019A – 2022E EBITDA CAGR


Selected Publicly Traded Specialty Chemical Companies
Selected Publicly Traded Catalyst Manufacturers
(For Reference Only)
30%
15%
-
(15%)
(30%)
7%
1%
GALILEO
Management Consensus
16%
13%
10%
5%
3%
(1%)
(17%)
4%
Ashland
Celanese
AIR PRODUCTS
element solutions
ALBEMARLE
DUPONT
HEXCEL
18%
11%
6%
3%
2%
8%
CLARIANT
umicore
JM
ALBEMARLE
PQ Corporation

■ Selected Publicly Traded Specialty Chemical Companies ■ Selected Publicly Traded Catalyst Manufacturers (For Reference Only)

Source: Company filings, Galileo Management's 5-Year Projections for Galileo (as of 01/27/21), Thomson Reuters estimates, and CapitalIQ as of 04/01/21
Note: Based on Thomson Reuters consensus estimates

C. Other Supporting Information

MOELIS & COMPANY

Other Supporting Information
Selected Galileo Peer Trading Multiples

EV / NTM EBITDA MULTIPLES SINCE GALILEO SPIN [1] (02/04/16)


17.5x
12.5x
7.5x
2.5x
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
Sep-18
Mar-19
Sep-19
Mar-20
Sep-20
Apr-21
15.3x
13.1x
11.4x
10.9x
10.6x
Element Solutions
Dupont
Ashland
Celanese
GALILEO

	Pre-COVID Average Trading Multiples				Average Trading Multiples						
	Spin to COVID	3 Year	2 Year	1 Year	Since Spin [1]	3 Year	2 Year	1 Year	6 Month	3 Month	Current
GALILEO	11.4x	11.0x	10.7x	10.8x	11.0x	10.4x	10.2x	10.1x	10.5x	10.9x	10.9x
Ashland	10.4x	10.5x	10.9x	11.8x	10.5x	11.0x	11.4x	11.2x	11.1x	11.2x	11.4x
Celanese	8.9x	9.3x	9.0x	8.9x	9.3x	9.5x	9.9x	10.9x	11.5x	11.0x	10.6x
Dupont	9.8x	9.8x	9.7x	10.4x	10.7x	10.7x	11.7x	12.9x	14.2x	15.5x	15.3x
Element Solutions	9.8x	9.7x	9.5x	9.5x	10.2x	10.2x	10.6x	11.6x	12.3x	13.1x	13.1x

Source: Capital IQ as of 04/01/21
Note: 02/03/20 is the assumed last trading day before the equity market dislocation due to COVID-19
1. Represents date of Galileo's completed spin on 02/04/16